LPC, Inc.
LaRoche Petroleum Consultants, Ltd.

Exhibit 23.3

February 18, 2014

Dorchester Minerals L.P.
3838 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219-4541

Gentlemen:

LaRoche Petroleum Consultants, Ltd. does hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544) of Dorchester Minerals, L.P. of our estimated reserves included in the Annual Report dated January 29, 2014, for the year ended December 31, 2013, on Form 10-K including, without limitation, Exhibit 99.2, and to all references to our firm included in this Annual Report.

LAROCHE PETROLEUM CONSULTANTS, LTD.

Joe A. Young
Senior Partner

2435 North Central Expressway, Suite 1500 • Richardson, Texas 75080 • Phone (214) 363-3337 • Fax (214) 363-1608